Exhibit 99.1

Intellinetics Names Experienced Audit and Reporting Expert John Guttilla to Board of Directors

Brings 35-plus years of experience in tax consulting and public company auditing, to Intellinetics Board

COLUMBUS, OH –November 16, 2022 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, today announced that the shareholders have elected John Guttilla, a proven audit, tax accounting, and financial professional to its Board of Directors as an Independent Director. Mr. Guttilla is an additional director, bringing the total directors to seven, and will chair the audit committee.

Mr. Guttilla, 66, is a financial services partner in Marcum LLP’s Saddle Brook, NJ, office. He has more than 35 years of experience in both tax consulting and auditing for both public and private companies, with specific experience in industries such as brokerage, private equity, forex trading, manufacturing, printing, hospitality, consumer products, real estate, and professional services. He has served as an Audit Committee Chairman for several Public Companies, since 2005. He joined Marcum in 2022 after a merger with RotenbergMeril, where he served as a member of the firm’s management committee since 1988. Mr. Guttilla is a CPA, and is licensed in New York and New Jersey. He also is a member of the New York State Society Stock Brokerages. He has passed the NASD Series 27 examination for financial and operations principals, and he was awarded the AICPA Certificate of Educational Achievement in Business Valuation.

“John brings significant finance, public company reporting, and audit experience to our Board, expertise that will be invaluable now that we are listed on NYSE American, and his experience will be important as we continue to acquire and integrate companies,” commented James F. DeSocio, President & CEO of Intellinetics. “John will bring an important, independent voice to our Board and our management team will benefit from his council as we continue to grow.”

Mr. Guttilla added, “Intellinetics is well-positioned in a growth area, driving important business transformation that improves security and creates operational efficiency, and I am eager to help the Company continue its growth trajectory. The Company has turned the corner to profitability, and is steadily improving its balance sheet. With a sustainable SaaS-focused business model, with growing recurring revenue and significant visibility, Intellinetics is poised for value creation. I believe I am joining the Intellinetics Board at an opportune time.”

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, future acquisitions and integrations, future profitability ; growth of software as a service and recurring revenues; balance sheet improvements; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Investor Contact:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com